As filed with the Securities and Exchange Commission on August 27, 2003

                                                                                                                                                                 Registration No. 333-106968

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
to
REGISTRATION STATEMENT
on
SCHEDULE B
under
THE SECURITIES ACT OF 1933
_______________

Landwirtschaftliche Rentenbank

(Name of Registrant)
_______________

Federal Republic of Germany

(Co-Signatory)
_______________

GERMAN AMERICAN CHAMBER OF COMMERCE INC.
12 East 49th Street, 24th Floor - Sky Lobby
New York, NY 10017

(Name and Address of Agent for Service of Process in the United States)

_______________

It is requested that copies of all notices and communications from the Securities and Exchange Commission be sent to:

DAVID F. MORRISON, ESQ. Sullivan & Cromwell LLP 24, rue Jean Goujon 75008 Paris France +33 (1) 7304 1000	RICHARD M. KOSNIK, ESQ. SINA R. HEKMAT, ESQ. Jones Day 222 East 41st Street New York, NY 10017 +1 (212) 326 3939

_______________

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement, as determined in light of market conditions

_______________

The Debt Securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of  the earlier registration statement for the same offering.

X	333-106968

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Schedule B (File No. 333-106968) of Landwirtschaftliche Rentenbank (the "Registration Statement") is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, for the purpose of filing an amended exhibit to the Registration Statement (Exhibit No. 3.1) and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.  The contents of the Registration Statement (No. 333-106968) are hereby incorporated herein by reference.

Contents

This Post-Effective Amendment No. 1 to the Registration Statement consists of:

(1)	Facing Sheet
(2)	Part II, consisting of pages numbered II-1 to II-6
(3)	The following exhibits:
1.1

Form of Underwriting Agreement Standard Provisions for the Securities (filed as Exhibit 1.1 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

3.1	Governing law of August 22, 2003 (with English translation)
3.2

Statutes of Landwirtschaftliche Rentenbank of December 23, 1978, as amended (with English translation) (filed as Exhibit 3.2 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

3.3

Law on the Rentenbank Land Charge of May 11, 1949 (with English translation) (filed as Exhibit 3.3 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

4.1

Fiscal Agency Agreement for the Securities between Rentenbank and Bankers Trust Company (including form of the Security) dated October 16, 2001 (filed as Exhibit 4.1 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

4.2	Form of the Security (included in Exhibit 4.1) *
5.1	Opinion (including consent) of the in-house legal advisors of Rentenbank, in respect of the legality of the issue of the securities *
5.2	Opinion (including consent) of Jones Day in respect of the legality of the issue of the Securities *
8.1	Opinion (including consent) of Sullivan & Cromwell LLP in respect of specified United States federal income tax matters *
23.1	Consent of Dietrich Jahn, Ministerialdirigent (included on p. II-4).
23.2	Consent of Deloitte & Touche GmbH Wirtschaftsprüfungsgesellshaft

___________________

* Previously Filed

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Landwirtschaftliche Rentenbank, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frankfurt am Main, Federal Republic of Germany, on August 26, 2003.

LANDWIRTSCHAFTLICHE RENTENBANK

By:  /s/ Dr. Uwe Zimpelmann

Name:     Dr. Uwe Zimpelmann

Title:        Managing Director
               Member of the Board

By:  /s/ Martin Middendorf

Name:      Martin Middendorf

Title:         Vice President

SIGNATURE OF THE FEDERAL REPUBLIC OF GERMANY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Federal Republic of Germany, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berlin, Federal Republic of Germany, on August 26, 2003.*

FEDERAL REPUBLIC OF GERMANY

By:  /s/ Dietrich Jahn

Dietrich Jahn

Ministerialdirigent

* Consent is hereby given to the use of the name of the undersigned and the making of statements with respect to him under the caption "Official Statements and Documents" in the Prospectus included in the Registration Statement.

SIGNATURE OF AUTHORIZED AGENT

Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized agent of Landwirtschaftliche Rentenbank and the Federal Republic of Germany in the United States, has signed this Post-Effective Amendment No. 1 to the Registration Statement on August 26, 2003.

GERMAN AMERICAN CHAMBER OF COMMERCE INC.

By:  /s/ Armin Krüger

Name:  Armin Krüger

Title:     Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
1.1

Form of Underwriting Agreement Standard Provisions for the Securities (filed as Exhibit 1.1 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

3.1	Governing law of August 22, 2003 (with English Translation)
3.2

Statutes of Landwirtschaftliche Rentenbank of December 23, 1978, as amended (with English translation) (filed as Exhibit 3.2 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

3.3

Law on the Rentenbank Land Charge of May 11, 1949 (with English translation) (filed as Exhibit 3.3 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

4.1

Fiscal Agency Agreement for the Securities between Rentenbank and Bankers Trust Company (including form of the Security) dated October 16, 2001 (filed as Exhibit 4.1 to Rentenbank's Registration Statement under Schedule B of the Securities Act of 1933 (Registration No. 333-98953) and incorporated herein by reference) *

4.2	Form of the Security (included in Exhibit 4.1) *
5.1	Opinion (including consent) of the in-house legal advisors of Rentenbank, in respect of the legality of the issue of the Securities *
5.2	Opinion (including consent) of Jones Day in respect of the legality of the issue of the Securities *
8.1	Opinion (including consent) of Sullivan & Cromwell LLP in respect of specified United States federal income tax matters *
23.1	Consent of Dietrich Jahn, Ministerialdirigent (included on p. II-4)
23.2	Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft

___________________

* Previously Filed